Exhibit 10.24

AMENDMENT NO. 3

TO

FACILITY AGREEMENT PROVIDING FOR A
SENIOR SECURED TERM LOAN

OF $38,500,000

dated August 26, 2014,

WATERMAN STEAMSHIP CORPORATION
as Borrower,

AND

The Banks and Financial Institutions listed on Schedule I thereto,

as Lenders,

AND

DVB BANK SE

as Mandated Lead Arranger, Facility Agent and as Security Trustee

AND

INTERNATIONAL SHIPHOLDING CORPORATION,
as Guarantor

Dated as of November 24, 2014

AMENDMENT NO. 2 TO LOAN AGREEMENT

THIS. AMENDMENT NO. 2 TO LOAN AGREEMENT (this "Amendment") is dated as of November 24, 2014, by and among (1) WATERMAN STEAMSHIP CORPORATION, a corporation organized and existing under the laws of the State of New York, as borrower (the "Borrower"), (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the "Guarantor"), (3) DVB Bank SE and the other banks and financial institutions listed on Schedule I to the Facility Agreement (as defined below), as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Facility Agreement, as defined below, the "Lenders" and each a "Lender"), and (4) DVB BANK SE, ("DVB"), as facility agent (in such capacity including any successor thereto, the "Facility Agent"), as security trustee for_ the Lenders (in such capacity, the "Security Trustee" and, together with the Facility Agent, the "Agents"), and amends and is supplemental to the Senior Secured Facility Agreement dated as of August 26, 2014 as amended by an Amendment No. 1 dated October 28, 2014, entered into by and among the Borrower, the Guarantor, the Lenders and the Agents (the "Original Agreement" and as amended hereby, the "Facility Agreement").

WITNESSETH THAT:

WHEREAS, the Guarantor has informed the Creditors that certain affiliates of the Guarantor intend to sell the vessels the EGS TIDE, the EGS WAVE, the EGS CREST, the NAIDA RAMIL, the PEGGY PALMER and the OCEAN PORPOISE (which represent approximately 11% of the Guarantor's total assets) (the "Sale");

WHEREAS, the Guarantor has informed the Creditors that as a result of the Sale, it is anticipated that the Guarantor may incur impairment losses under GAAP;

WHEREAS, the Security Parties and the Creditors have agreed, inter alia, to amend the Original Agreement as follows.

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1. Definitions. Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein.
2. Representations and Warranties. Each of the Security Parties hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the

Original Agreement and the Note (updated niutatis niutandis) and that the copies of its resolutions, Certificate of Incorporation and By-laws or similar constituent documents thereof attached to its Officer's Certificate delivered in connection with, inter alia, its entering into the. Original Agreement have not been amended or rescinded and remain in full force and effect as of the date hereof.

3.  No Defaults. Each of the Security Parties hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which has not been disclosed to the Facility Agent in writing that, with the giving of notice or passage of time, or both, would constitute an Event of Default.

4. Performance of Covenants. Each of the Security Parties hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Original Agreement, the Note and the Security Documents on its part to be performed, and covenants and undertakes to continue duly to perform and observe such covenants and undertakings, other than as waived hereby, so long as the Facility Agreement, as may be amended or supplemented from time to time, shall remain in effect.

5. Amendments to the Original Agreement. Subject to the terms and conditions of this Amendment, the Original Agreement is hereby amended and supplemented as follows:
(a)	All references to "this Agreement" shall be deemed to refer to the Original Agreement, as amended hereby; and
(b)	The following definition shall be added to Section 1.1 of the Original Agreement in its alphabetical order as follows:

"'Impairment Losses" shall mean any impairment losses incurred by the Guarantor, on a consolidated basis, which, in accordance with GAAP, would result from the placement of the following assets as held for sale on the balance sheet: the vessels EGS TIDE, EGS WAVE, EGS CREST, NAIDA RAMIL, PEGGY PALMER and OCEAN PORPOISE;";

(c)	Section 9.3(e) of the Original Agreement is hereby amended and restated in its entirety as follows:

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(e) Minimum Consolidated Tangible Net Worth.    Maintain a Consolidated Tangible Net Worth, as measured at the end of each fiscal quarter of the Guarantor, in an amount of not less than the sum of Two Hundred Ninety Nine Million Seven Hundred Eighty Six Thousand Dollars ($299,786,000), minus the amount of Impairment Losses, plus  fifty percent (50%) of all Consolidated Net Income of the Guarantor and the Subsidiaries earned after March 31, 2014, excluding the amount of the Impairment Losses, plus one hundred percent (100%) of the proceeds of all issuances of equity interests (common or preferred) of the Guarantor and the Subsidiaries (on a consolidated basis) received after March 31, 2014 (other than issuances in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement); and

(d)The definition of "Consolidated EBITDA" in Section 1.1 of the Original Agreement is hereby amended and restated in its entirety as follows:

"'Consolidated EBITDA' shall mean, for any period, with respect to the Guarantor and its Subsidiaries, the sum of (without duplication) (a) Consolidated Net Income; (b) all Consolidated Interest Expenses of the Guarantor and its Subsidiaries; (c) income taxes of the Guarantor and its Subsidiaries; (d) depreciation and amortization of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period; and (e) the unamortized balance of the gain with respect to the sale of the vessel GREEN BAY pursuant to the sale/leaseback transaction that occurred on February 22, 2012, for the four rolling quarters commencing with the quarter ending September 30, 2014 and ending with the quarter ending June 30, 2015; provided, that if any Subsidiary is not wholly-owned by the Guarantor, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (i) the amount of Consolidated Net Income attributable to such Subsidiary multiplied by (ii) the percentage ownership interest in the income of such Subsidiary not owned by the Guarantor on the last day of such period; provided, further, that, beginning with the

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period of four fiscal quarters commencing with the quarter ending September 30, 2014 and ending with the quarter ending June 30, 2015, all non-cash gains and/or losses from dispositions of any assets allowed under the Credit Agreement or consented to by the Required Lenders shall be excluded in the calculation of Consolidated EBITDA; provided, however, that if any acquisition or disposition of assets permitted to be made under this Agreement (other than non-material acquisitions or dispositions in the ordinary course of business, each with a total value of less than $2,000,000) occurs during such period of determination, Consolidated EBITDA for such period shall be calculated on a pro forma basis to give effect to such acquisition or disposition as if each such acquisition or disposition has been consummated on the first day of such period; provided, further that Consolidated EBITDA based on any such acquisition shall only be based on contracted cash flow;".

6. No Other Amendment. All other terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

7. Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of this Amendment shall be expressly subject to the following conditions precedent:

(a)	This Amendment. The Borrower and the Guarantor, shall have duly executed and delivered this Amendment to the Facility Agent.
(b)	Interest, Fees and Expenses Paid. The Facility Agent shall have received payment in full of all interest, fees and expenses due under or in connection to the Original Agreement and this Amendment.

8. Conditions Subsequent to the Amendment. A memorandum of agreement or other purchase documentation in relation to the sale of each of the vessels EGS TIDE, EGS WAVE and EGS CREST will have been entered into before 31 December 2014 between East

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Gulf Shipholding, Inc., as seller with the relevant purchaser of each such vessel, in form and substance reasonably satisfactory to the Facility Agent.

9. Other Documents. By the execution and delivery of this Amendment, the Security Parties and the Lenders hereby consent and agree that all references in the Note and the Security Documents to the Original. Agreement shall be deemed to refer to the Original Agreement as amended by this Amendment..., By the execution and delivery of this Amendment, each of the Security Parties hereby consents and agrees that each of the Note and any other documents that has been executed in connection with the Original Agreement and each of the Security Parties' obligations under the Original Agreement shall remain in full force and effect notwithstanding the amendments contemplated hereby.

10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

11. Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

12. Headings; Amendment. In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment. This Amendment cannot be amended other than by written agreement signed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

WATERMAN STEAMSHIP CORPORATION
as Borrower

By: [signature]
Name: D B DRAKE
Title: V/P - TREASURER

INTERNATIONAL SHIPHOLDING CORPORATION,
as Guarantor

By: [signature]
Name: D B DRAKE
Title: V/P - TREASURER

DVB BANK SE
as Facility Agent, Security Trustee and Lender

By:__________________________
Name:
Title:

By:__________________________
Name:
Title:

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

WATERMAN STEAMSHIP CORPORATION
as Borrower

By:______________________________
Name:
Title:

INTERNATIONAL SHIPHOLDING CORPORATION,
as Guarantor

By:______________________________
Name:
Title:

DVB BANK SE
as Facility Agent, Security Trustee and Lender

By:______________________________
Name: T. OLLIVIER
Title: SVP

By:______________________________
Name: K. CONA
Title: VP